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                               EXHIBIT (8)(g)(2)

                    AMENDMENT TO WRL PARTICIPATION AGREEMENT
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                              AMENDMENT NO. 14 TO
                            PARTICIPATION AGREEMENT
                                     AMONG
                             WRL SERIES FUND, INC.,
                          PFL LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                   PEOPLES BENEFIT LIFE INSURANCE COMPANY AND
                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

     Amendment No. 14 to the Participation Agreement among WRL Series Fund, Inc., (the "Fund"), PFL Life Insurance Company ("PFL"), AUSA Life Insurance Company, Inc. ("AUSA"), Peoples Benefit Life Insurance Company ("Peoples") and Transamerica Occidental Life Insurance Company ("Transamerica") dated July 1, 1992, as amended ("Participation Agreement").

     WHEREAS, PFL has established the PFL Life Variable Annuity Account E, a separate account for purposes of selling a variable annuity product funded by WRL Series Fund, Inc.

     WHEREAS, PFL will offer the Privilege Select Variable Annuity.

     NOW, THEREFORE, IT IS HEREBY AGREED that PFL, through its separate account, PFL Life Variable Annuity Account E, and its Privilege Select Variable Annuity, is authorized to acquire shares issued by WRL Series Fund, Inc., subject to the terms and conditions of the Participation Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of July 1, 2000.

PFL LIFE INSURANCE COMPANY      WRL SERIES FUND, INC.
By its authorized officer       By its authorized officer

By: /s/ Larry N. Norman         By: /s/ John K. Carter
   ------------------------        -------------------------
   Larry N. Norman                 John K. Carter
   Title: President                Title: Vice President, Secretary
                                          and Counsel
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Amendment No. 14
Participation Agreement


AUSA LIFE INSURANCE                   PEOPLES BENEFIT LIFE
COMPANY, INC.                         INSURANCE COMPANY
By its authorized officer             By its authorized officer

By: /s/ William L. Busler             By: /s/ Larry N. Norman
   -----------------------------         ---------------------------
   William L. Busler                     Larry N. Norman
   Title: Vice President                 Title: Vice President


TRANSAMERICA OCCIDENTAL LIFE
INSURANCE COMPANY
By its authorized officer

By: /s/ Thomas E. Pierpan
   ----------------------------
   Thomas E. Pierpan
   Title: Vice President


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                               AMENDED SCHEDULE A

                             Effective July 1, 2000
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement

Accounts:   PFL Endeavor Variable Annuity Account
            PFL Endeavor Platinum Variable Annuity Account
            AUSA Endeavor Variable Annuity Account
            Mutual Fund Account
            PFL Life Variable Annuity Account A
            PFL Life Variable Annuity Account C
            PFL Life Variable Annuity Account D
            PFL Retirement Builder Variable Annuity Account
            AUSA Life Insurance Company, Inc. Separate Account C
            Peoples Benefit Life Insurance Company Separate Account V
            Legacy Builder Variable Life Separate Account
            AUSA Series Life Account
            Transamerica Occidental Life Separate Account VUL-3
            PFL Life Variable Annuity Account E

Policies:   PFL Endeavor Variable Annuity
            PFL Endeavor Platinum Variable Annuity
            AUSA Endeavor Variable Annuity
            Atlas Portfolio Builder Variable Annuity
            Extra Variable Annuity
            Access Variable Annuity
            Retirement Income Builder II Variable Annuity
            AUSA & Peoples - Advisor's Edge Variable Annuity
            Peoples - Advisor's Edge Select Variable Annuity
            Legacy Builder II
            Legacy Builder Plus
            AUSA Financial Freedom Builder
            Transamerica Elite
            Privilege Select Variable Annuity (offering date to be determined)

Portfolios: WRL Series Fund, Inc.
                WRL Janus Growth
                WRL AEGON Bond
                WRL. J.P. Morgan Money Market
                WRL Janus Global
                WRL LKCM Strategic Total Return
                WRL VKAM Emerging Growth
                WRL Alger Aggressive Growth
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                        AMENDED SCHEDULE A (continued)


          WRL Series Fund, Inc.
              WRL AEGON Balanced
              WRL Federated Growth & Income
              WRL C.A.S.E. Growth
              WRL NWQ Value Equity
              WRL GE International Equity
              WRL GE U.S. Equity
              WRL J.P. Morgan Real Estate Securities
              WRL T. Rowe Price Dividend Growth
              WRL T. Rowe Price Small Cap
              WRL Goldman Sachs Growth
              WRL Goldman Sachs Small Cap
              WRL Pilgrim Baxter Mid Cap Growth
              WRL Salomon All Cap
              WRL Dreyfus Mid Cap
              WRL Third Avenue Value
              WRL Dean Asset Allocation
              WRL Great Companies - America sm
              WRL Great Companies - Technology sm
              WRL Value Line Aggressive Growth